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                                                                    EXHIBIT 10.6




                                 LEASE AGREEMENT

                               BOCA RATON, FLORIDA

         THIS LEASE AGREEMENT (this "Lease") is made as of this ___ day of October, 1999, by and between FAIRFAX BOCA 92, L.P., a Georgia limited partnership ("Landlord"), and VISUAL EDGE SYSTEMS INC., a Florida corporation ("Tenant");

                              W I T N E S S E T H:

         1. Premises. In consideration of the rents, terms and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant those certain premises (the "Premises") containing approximately 2,407 rentable square feet situated on the first (1st) floor of Pod D in Building 235, 901 Yamato Road, Boca Raton, Florida 33431 (the "Building"), as shown outlined on EXHIBIT A, attached hereto and made a part hereof. The land upon which the Building is located is more particularly described on EXHIBIT B, attached hereto and made a part hereof (the "Land"); the Building and the Land together with all improvements located thereon are collectively referred to herein as the "Project"). All of the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord.

         2. Terms. The Term (as hereinafter defined) of this Lease shall commence on June 1, 2000 (the "Commencement Date") and ending at 12:00 midnight on July 5, 2005 (the "Expiration Date") (such term, taking into account any sooner termination or renewal or extension, is hereinafter referred to as the "Term"). Tenant's occupancy of all or any portion of the Premises prior to the Commencement Date shall be subject to and Tenant agrees to comply with (as though the Term has commenced) all of the provisions of this Lease.

In the event the Premises are not ready for occupancy as a result of failure to complete the Tenant Improvements, the Commencement Date shall be delayed until substantial completion of the improvements for the Premises. If Tenant desires occupancy of Premises earlier than June 1, 2000, then it shall notify Landlord and Landlord will commence with design and construction. In the event of an earlier completion of the Premises, then the Commencement Date will be adjusted.

Tenant must provide signed acceptance of design space plan by no later than March 1, 2000 or Landlord will be provided a day for day extension of the planned occupancy date of June 1, 2000.

         3. Base Rent. (a) Tenant agrees to pay Base Rent in monthly installments on the first day of each month, during the original Term of the Lease in an amount equal to the product of the number of rentable square feet contained in the Premises, multiplied by the annual rate per rentable square foot set forth below:

The initial annual Base Rent shall be $12.05 per RSF and shall escalate by three percent (3%) per annum beginning January 1, 2001.






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

Each monthly installment of Base Rent shall be payable to Landlord at the address set forth in Section 32 below on the first day of each calendar month, in legal tender of the United States of America, without abatement, demand, reduction or offset whatsoever, except as may be expressly provided in this Lease. The monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date during the Term; provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent shall be prorated to the end of that calendar month. Tenant shall pay, as Additional Rent, all other sums due from Tenant under this Lease, including, but not limited to, any rent tax or other tax imposed upon Landlord based upon rent payments to the extent not included in Operating Expenses (as hereinafter defined) (the term "Rent" means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord).

               (b) In addition to the Base Rent payable pursuant to Section 3(a) above, Tenant shall promptly pay to Landlord the cost of electric power consumed in the Premises within any computer room, or for supplemental air conditioning systems or any equipment installed which consumes electric current in excess of the amounts specified in Section 9(c). Tenant shall, at Tenant's sole cost and expense, install a submeter to measure all such electric power consumed in the Premises by Tenant in such locations and Tenant shall pay the cost of such electric power so consumed as determined by the submeter calculated at the rate structure then existing of the utility company supplying electrical energy to the Premises.

         4. Operating Expenses. (a) Computation and Payment. Tenant agrees to pay as Additional Rent, Tenant's pro rata share of such Operating Expenses (as hereinafter defined) of the Project. The 1999 projected operating expenses are $7.05 per SF. Landlord shall estimate the projected Operating Expenses for the Project and Tenant's pro rata share of such projected Operating Expenses prior to the commencement of each calendar year during the Term and shall notify Tenant in writing of such estimate. The amount of Additional Rent specified in such notification shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as Base Rent. Landlord shall, within three (3) months following the close of each calendar year during the Term, provide Tenant with a statement of the actual Operating Expenses for such calendar year, in reasonable detail. If such statement shows an amount owing by Tenant for the actual Operating Expenses during a calendar year that is less than the sum of the monthly payments of Additional Rent made by Tenant for projected Operating Expenses for such calendar year, the statement shall be accompanied by a refund to Tenant of the overpayment. If such statement shows an amount owing by Tenant for actual Operating Expenses during a calendar year which is more than the sum of the monthly payments of Additional Rent made by Tenant for projected Operating Expenses for such calendar year, Tenant shall pay deficiency to Landlord within sixty (60) days after receipt of such statement. If the Term shall begin on a day other than January 1 or shall end on a day other than December 31, the amount of any Additional Rent for Operating Expenses payable by Tenant applicable to the year in which the Term begins or ends, respectively, shall be prorated on the ratio that the actual number of days of the Term and such year bears to 365, Landlord may invoice Tenant for Tenant's pro rata share of actual Operating Expenses for the calendar year to which the Term ends (if such amount is more than the sum of the monthly payments of Additional Rent for projected Operating Expenses made by Tenant in such calendar year) within thirty (30) days prior to the end of the Term or at any time thereafter. Notwithstanding any provision of this Lease to the contrary, if occupancy of the





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Building at any time during the Term is less than one hundred percent (100%), then actual variable Operating Expenses for the Building for such calendar year shall be increased ("grossed up") to that amount of Operating Expenses that, using reasonable estimates, would normally be expected to be incurred during such calendar year if the Building was one hundred percent (100%) occupied during such calendar year, as determined under generally accepted accounting principles consistently applied. The term "grossed up" as used in this Section shall mean and refer to the method of calculating such variable Operating Expenses which is designed to reasonably estimate what would be the cost of providing a variable Operating Expense service to the rentable areas of the Building receiving such service. The gross-up treatment shall be applied only with respect to the variable Operating Expenses, which are those component expenses that are affected by variations in occupancy levels arising from services provided to space in the Building being occupied by tenants, in order to equitably allocate such variable Operating Expenses to the tenants receiving the benefit thereof.

               (b) Definition of "Operating Expenses". The term "Operating Expenses" includes all costs and expenses incurred with respect to the maintenance and operation of the Building or Project (determined in accordance with generally accepted accounting principles consistently applied), such as, but not limited to, Building services, maintenance and repair costs, electricity (exclusive of any charges made pursuant to Section 3(b) above), fuel, water, sewer, gas and other utility charges, security, window washing, janitorial services, trash and snow removal, landscaping, pest control, management fees, wages and fringe benefits payable to employees of Landlord or of any management agent of Landlord whose duties are directly connected with the operation and maintenance of the Building, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building, including, but not limited to lobby and other common use areas, vehicular and pedestrian traffic areas and plaza areas; all real property taxes and installments of special assessments, including special assessments due to recorded covenants or restrictions, if any, which accrue against the Building during the Term, any and all reasonable costs and expenses incurred by Landlord in seeking a reduction of any such taxes or assessments, and all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance, rent loss insurance, and contractual liability insurance, with respect to the Building; the costs, including interest, amortized over its useful life, of any capital improvement made to the Building by or on behalf of Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Building at the time of its construction, and of the acquisition and installation of any device or equipment designed and reasonably expected to reduce Operating Expenses or to improve the operating efficiency of any system within the Building. The term "Operating Expenses" does not include any depreciation allowance or expense, the cost of restoration occasioned by casualty, income or franchise taxes of Landlord, expenses incurred in leasing to or procuring of Tenants, leasing commissions or expenses for the renovating of space for new Tenants.

               (c) Tenant's Pro Rata Share. Tenant's pro rata share of Operating Expenses shall mean the proportion that the rentable square footage in the Premises hears to the total rentable square footage of the Building.

         5. Late Payment Charge. Other remedies for nonpayment of Rent notwithstanding, if any payment of Base Rent or Additional Rent is not received by Landlord on or before the fifth






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(5th) day of the month for which such payment of Rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the tenth (10th) day of the month next following the month in which Tenant is invoiced, a late payment charge of five percent (5%) of such amount for each and every thirty (30) day period that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Landlord under the circumstances) shall become due and payable in addition to such amounts owed under this Lease. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity.

         6. Tenant Acceptance. Except as otherwise provided herein, Tenant has accepted the Premises from Landlord pursuant to this Lease on an "as-is" basis, and each party acknowledges that, except as specifically provided herein, Landlord has made, makes and shall make no representations or warranties with respect to the Premises, express or implied. Tenant acknowledges that Tenant has had the full and complete opportunity to inspect the Premises (and to have the engineering and other inspection reports prepared by professionals with respect to the Premises). Without limiting the generality of the foregoing, Tenant acknowledges and agrees that Landlord, except as specifically provided herein, has made, makes and shall make (i) no representation or warranty of tenantability or habitability with respect to the Premises, (ii) no representation or warranty of fitness with respect to any personal property contained therein, (iii) and no representation or warranty with respect to the physical condition of the Premises or the operating order or condition of any fixtures, equipment or systems of the Premises; and Tenant agrees that, except for the representations specifically made herein, Tenant is not relying upon any representations or warranties of Landlord with respect to the tenantability or habitability, fitness, physical condition or operating order of the Premises or any of the personal property or fixtures, equipment or systems contained therein.

         7. Security Deposits. Tenant shall pay to Landlord on or before March 1, 2000 a Security Deposit in the amount of $9,000.00. This Security Deposit shall be returned to Tenant after termination of this Lease and delivery of possession of the Premises in accordance with the terms of this Lease to the Landlord. Such Security Deposit (or portion thereof) may be used by Landlord toward payments due from Tenant. Tenant agrees to immediately restore the Security Deposit so as to maintain a $9,000 balance throughout the term.

         8. Usage. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose of general offices (including conference and computer facilities, employee kitchen and related facilities) and for no other purpose.

         9. Building Services. During the Term of this Lease, Landlord agrees to operate and maintain the Building in a manner similar to and in accordance with a standard of comparable buildings in the Boca Raton, Florida market area ("Comparable Buildings") and to provide to Tenant the following services, which include, but are not limited to:

               (a) General cleaning and janitorial service required as a result of normal, prudent use of the Premises in accordance with EXHIBIT C attached hereto and made a part hereof and only on Mondays through Fridays, inclusive, with New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (herein collectively called the "Holidays") excepted;






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               (b) Heating, ventilating and air-conditioning service daily on
Mondays through Fridays, inclusive, with Holidays excepted, from 8:00 A.M. to 6:00 P.M. and on Saturdays, if not a Holiday, from 8:00 A.M. to 1:00 P.M. The range of temperatures maintained in the Building shall be comparable to those maintained in other like-kind office buildings in the City of Boca Raton, Florida as the same may be regulated by governmental authority. Should Tenant desire either heating or air conditioning at times when such services are not furnished by Landlord under the terms of this Lease, such shall be provided upon not less than twenty-four (24) hours prior notice to Landlord during Landlord's normal business hours, and Tenant shall pay to Landlord $35.00 per hour. Tenant may, in accordance with Section 12 hereof, install supplemental air conditioning systems in the Premises at the sole cost and expense of Tenant, which systems shall be separately metered (the installation cost of such meter to be Tenant's expense) and all utility costs associated with such systems shall be Tenant's responsibility.

               (c) Electric current for lighting and reasonable facilities for furnishing usual and normal electric power for office space. Tenant shall not, without Landlord's prior written consent, use or install any equipment (i) which consumes more than 30 Amps and 208 volts or (ii) uses electric current in excess of the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises;

               (d) On-site property management services;

               (e) Installation, as an Operating Expense subject to reimbursement as provided in Section 4 hereof, of all replacement fluorescent lamps, light bulbs and ballasts as needed in the Premises (including any non-standard, special or upgraded lamps and ballasts within the Premises, provided Tenant shall pay to Landlord upon demand as Additional Rent the incremental difference in the cost of such non-standard lamps and ballasts over the building standard lights and ballasts); and

               (f) Passenger and freight elevators serving each of the floors of the Premises in common with other tenants.

         Failure by Landlord to any extent to furnish these defined services or any other services not enumerated or any cessarion thereof, shall not render Landlord liable in any respect for damages to either person or property, give rise to any abatement of rent or relieve Tenant from fulfillment of any covenant contained in this Lease. Should any of the equipment or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for abatement or rebate of rent on account of any interruption in service occasioned from the repairs, except a specifically provided below.

         10. INTENTIONALLY OMITTED.

         11. Repairs and Maintenance. (a) Tenant's Repairs and Maintenance. Tenant shall, at its own cost and expense, maintain the Premises in condition existing on the date of this Lease, including all necessary repairs and replacements. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building caused by Tenant or Tenant's agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of






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improvements to the Premises by or on behalf of Tenant, (ii) the installation, use or operation of Tenant's property, or (iii) the moving of any property into or out of the Premises; provided, however, if Tenant fails to make the repairs or replacements promptly, Landlord may, at its option upon ten (10) business days written notice, make the repairs or replacements and the costs of such repairs or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder.

               (b) Condition at End of Term. On the Expiration Date, Tenant shall surrender the Premises to Landlord in the condition in which Premises were originally received from Landlord, except for ordinary wear and tear and damage by casualty or taking not required to be repaired by Tenant hereunder. So long as Tenant is not in default hereunder, Tenant may remove the Premises on or prior to the Expiration Date all property situated therein which is not owned by Landlord, and Tenant shall, on or prior to the Expiration Date, remove all of Tenant's office equipment, trade fixtures and moveable furnishings from the Premises. Property not so removed shall become the property of Landlord, and Landlord may at Tenant's expense remove such property from the Premises and dispose thereof without any liability of Landlord to Tenant.

               (c) Landlord's Repairs and Maintenance. Landlord shall during the Term maintain the Building in a manner comparable to other Comparable Buildings, including, but not limited to, public areas of the Building, landscaped areas of the Land and Building, elevators, stairs, common restrooms and main lobby area for the Building, heating, ventilating and air conditioning systems (exclusive of any Tenant supplemental air conditioning systems that Tenant shall install), other mechanical systems, plumbing, life safety systems, electrical systems and the structure.

         12. Alterations and Improvements. (a) No alteration, addition, improvement or installation (hereinafter collectively "Alterations" or individually referred to as an "Alteration") to the Premises shall be made or permitted to be made by Tenant, except as provided in Section 12(b) below, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. As a condition of giving any consent under this Section 12, Landlord may require, among other things, that Tenant (a) deliver to Landlord and obtain Landlord's approval of final plans and specifications for the Alterations, (b) obtain Landlord's approval of all contractors and subcontractors performing Alterations, (c) obtain all permits, approvals and certificates required by governmental or quasi-governmental bodies, and upon completion, certificates of final approval and shall deliver promptly duplicates required by governmental permits, approvals and certificates to Landlord, (d) carry and cause all contractors and subcontractors to carry, worker's compensation, general liability, personal and property damage insurance, (e) if notice is given by Landlord to Tenant concurrently with the delivery of Landlord's approval of any alteration that Landlord will require the removal of an Alteration at the expiration or earlier termination of the term, Landlord shall have the right to require Tenant, at its sole cost and expense, to remove any "Non-Standard" (hereinafter defined) Alteration, at the expiration or earlier termination of the Term and (f) provide security reasonably satisfactory to Landlord in order to insure that the Premises and Building shall be kept free from mechanics' or materialmens' liens and that all approved Alterations will be fully paid for. For purposes of this Section 12(a), a "Non-Standard" Alteration shall be any Alteration (y) that shall in Landlord's reasonable opinion require demolition costs on a per square foot basis materially greater than the costs on a per square foot basis to demolish the tenant improvements initially






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installed in the Premises and approved by Landlord and (z) that is of a nature nor generally found in comparable office space at the time of the request for approval.

         Notwithstanding the foregoing provisions of this Section 12(a), Tenant shall have no right without Landlord's prior written consent, to make any Alterations which would (i) adversely affect the load bearing structural components and structural soundness of the Building, (ii) adversely affect the central environmental systems (excluding ventilation duets, diffusers and returns), (iii) adversely affect the electrical, plumbing or other utility systems of the Building or (iv) adversely affect the roofing systems, window glass, window gaskets or glazing.

         Landlord agrees to provide a $15.00 per SF allowance to be used by Tenant in the design and construction of the Premises. Such allowance shall be below the finished ceiling.

               (b) Notwithstanding the foregoing, Tenant may, without Landlord's consent, make Alterations that are non-structural in nature and do not adversely affect the Building mechanical, plumbing or electrical systems; provided (i) tenant shall give Landlord fifteen (15) days advance notice of such Alterations which notice shall include a description of such Alterations; (ii) all such Alterations shall be installed or constructed in accordance with all laws; (iii) Tenant shall obtain all necessary permits required by governmental or quasi-governmental bodies; (iv) all contractors shall be approved by Landlord, such approval not to be unreasonably withheld or delayed; (v) Tenant shall deliver to landlord upon completion thereof as-built plans therefore; (vi) if the Alteration is a Non-Standard Alteration and if notice is given by Landlord to Tenant within said fifteen (15) day period that Landlord requires the removal of such Non-Standard Alteration at the expiration or earlier termination of the Term, then Tenant shall, at its sole costs and expense, remove any Non-Standard Alteration at the expiration or earlier termination of the Term; and (vii) Tenant shall carry and cause its contractors to carry worker's compensation, general liability, personal and property damage insurance.

               (c) Notwithstanding any provision in this Section 12 or otherwise in this Lease to the contrary, Tenant shall not make any Alteration that shall affect the facade or exterior face of the Building or otherwise affect the appearance of the Building from the exterior of the Building in any respect. Landlord reserve the right to unreasonably withhold its consent to any such Alteration in Landlord's sole and absolute discretion.

               (d) All Alterations which may be made to the Premises, shall become the property of Landlord and remain and be surrendered with the Premises. Tenant agrees to repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, including without limitation thereto, repairing the floor and patching and painting the wall where damaged.

         13. Standards for Work. (a) Whenever in this Lease Landlord or Tenant is permitted or required to maintain and repair, or make additions, alterations, substitutions or replacements, or reconstruct or restore the Building or the Premises, such party shall cause such work (the "Work") to be done and completed in a good, substantial and workmanlike manner, free from faults and defects, and in compliance with all legal requirements, and shall utilize only new first-class materials and supplies. The party performing such Work shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the Work, and the other party shall have no duty or obligation to inspect the



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Work, but shall have the right to do so.

               (b) Whenever Landlord or Tenant is required to perform any Work upon the Building or the Premises, such party shall promptly commence the Work and, once the Work is commenced, diligently and continually pursue the Work and complete the Work within a reasonable time. The party performing such Work shall supervise and direct the Work utilizing its best efforts and reasonable care, and shall assign such qualified personnel to the Work as may be necessary to cause the Work to be completed in an expeditious fashion.

               (c) The party performing such Work shall (i) provide and pay for all labor, material, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the Work; (ii) promptly pay when due all costs and expenses incurred in connection with the Work; (iii) pay all sales, consumer, use and similar taxes required by law in connection with the Work;
(iv) secure and pay for all permits, fees and licenses necessary for the performance of the Work; and (v) at all times maintain the Premises and the Project free and clear from any and all liens, claims, security interests and encumbrances arising from or in connection with the Work, including, without limitation, liens for materials delivered, supplied or furnished, or for services or labor performed or rendered. All materials, supplies, goods, appliances and equipment incorporated in the Work shall be free from any liens, security interests or title retention arrangements, other than the lien or security interest (if any) of the holder of any Mortgage placed upon the Premises by Landlord. However, nothing contained in this Section is intended to restrict or affect any right the party performing such Work may otherwise have under this Lease for reimbursement of any costs or expenses incurred in connection with such Work.

               (d) The party performing such Work shall (i) be responsible for the acts and omissions of all of it employees and all other persons performing any of the Work; (ii) be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with the Work; (iii) take all reasonable precautions for the safety of, and provide all reasonable protection to prevent damage, injury or loss to, the Work, all persons performing the Work, all other persons who may be involved in or affected by the Work, all materials and equipment to be incorporated in the Work and all other property in the Building or on the land or adjacent thereto; (iv) purchase and maintain in full force and effect, an cause its contractors and subcontractors to purchase and maintain in full force and effect, such insurance (if any) in addition to that otherwise required of such party under this Lease as may be necessary to protect such party from claims under worker's compensation acts and other employee benefit acts, from claims for damages because of bodily injury, including death, and from claim for damage to property which arise out of performance of the Work. Such additional insurance policies, if any, shall meet the requirements set forth elsewhere herein with respect to the insurance policies otherwise required to be obtained and maintained by such party under this Lease. The party performing such Work shall pay and shall indemnify and save the other party and its officers, employees and agents harmless from all liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature arising out of, by reason of or in connection with the Work.

         14. Compliance with Laws, Rules and Regulations. Tenant, at Tenant's expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, county,





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municipal or other agencies or bodies having jurisdiction relating to the
Premises. Tenant will comply with the Rules and Regulations adopted by Landlord which are set forth on EXHIBIT D, attached hereto and hereby made a part hereof. Landlord shall have the right at all times to change the Rules and Regulations in any reasonable manner as Landlord may deem necessary or advisable. All changes and amendments in the Rules and Regulations will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. Landlord shall not enforce the Rules and Regulations in a discriminatory manner against Tenant. landlord shall comply with all laws, ordinances, orders, rules and regulation of state, federal, county, municipal or other agencies or bodies having jurisdiction relating to the Building other than the Premises and portions of the Project leased to other tenants.

         15. Condemnation. (a) Substantial Taking. If, during the Term, all or a substantial part of the Premises is permanently taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase or exchange in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, the Term shall terminate and the Rent shall be abated during the otherwise unexpired portion of the Term effective on the date physical possession of the condemned property it taken by the condemning authority. The determination of whether such taking would prevent or materially interfere with the use of the Premises shall be made by Landlord, however Landlord shall act reasonably in making such determination.

               (b) Less Than Substantial Taking. In the event a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase or exchange in lieu thereof, and the Term is not terminated as provided in subsection (a) above, Landlord may, at Landlord's option and at Landlord's expense, restore and reconstruct the Building and other improvements of which the Premises are a part to the extent necessary to make them reasonably tenantable, and the Rent for the remainder of the Term shall be abated to such extent as may be fair and reasonable considering all the circumstances.

         16. Fire and Casualty. (a) Substantial Damage. If the Premises should be totally destroyed by fire or other casualty, or if the Premises should be so damaged such that the rebuilding cannot reasonably be completed within two hundred forty five (245) days after the date of written notification by Tenant to Landlord of the destruction, either Landlord or Tenant may terminate this Lease and the Rent shall be abated for the otherwise unexpired portion of the Term, effective as of the date of such casualty. The determination of whether such rebuilding can reasonably be completed within such period shall be made by Landlord, however, Landlord shall act reasonably in making such determination.

               (b) Less Than Substantial Damage. If the Premises should be partially damaged by fire or other casualty, and the rebuilding or repairs can reasonably be completed within two hundred forty five (245) days after written notification by Tenant to Landlord of the damage, or if Landlord or Tenant does not elect to terminate the Lease as set forth in Section 16(a) above, Landlord may at its option, either terminate this Lease or proceed with reasonable diligence to rebuild or repair the Building or other improvements of which the Premises are a part to substantially the same condition as existed prior to the damage. If the Premises are to be so rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage was not caused or contributed to by the willful misconduct of Tenant, its agents, employees, invitees, visitors, contractors, or those for whom Tenant is responsible, the Rent payable hereunder during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within two hundred forty five (245) days from the date of written notification by Tenant to Landlord of the damage, with due allowance for any force majeure, Tenant may at its option terminate this Lease effective as of the end of such period for repair or rebuilding, by delivering written notice of such termination to Landlord.

         17. Insurance. (a) Landlord's Insurance. Landlord agrees to maintain during the Term the following insurance (the cost of which is to be included as an Operating Expense): (i) "all risk" coverage insurance on the Building and the other improvements on the Property, exclusive of any improvements constructed within the Premises by or on behalf of Tenant, in an amount equal to the full replacement cost thereof; and (b) a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage in the amount of One Million and No/100 Dollars ($1,000,000.00) for property damage and One Million and No/100 Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Property. Tenant shall not permit the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or other hazard or casualty or which would otherwise and in other ways increase the premiums for or render void any insurance relating to the Building or the contents thereof or any liability of Landlord. If Tenant's specific use and occupancy of the Premises causes any increase in any insurance premiums paid by Landlord with respect to the Building, or if Tenant abandons the Premises and thereby causes an increase in such premiums, then Tenant shall pay the Landlord upon demand as Additional Rent the amount of such increase. Landlord shall not be obligated in any way or manner to insure any personal property (including but not limited to any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have upon or within the Premises or any fixtures installed by or paid for by Tenant upon or within the Premises or any additional improvements which Tenant may construct on the Premises.

               (b) Tenant's Insurance. Tenant shall, at its sole expense, at all times during the Term of this Lease maintain in effect a policy or policies of insurance (i) covering its personal property located in the Premises and tenant improvements to the Premises paid for and installed by Tenant and Landlord other than as set forth in (a) above, providing protection against any period included under insurance practices within the classification "all risk" and to the full insurable value of such personal property and tenant improvements and (ii) comprehensive public liability insurance with respect to the Premises and the conduct or operation of Tenant's business therein, with limits of not less than One Million and No/100 Dollars ($1,000,000.00) for death or bodily injury to any one or more persons in a single occurrence and One Million and No/100 Dollars ($1,000,000.00) for property damage. Tenant hereby waives any and all rights of recovery against Landlord for any insured loss or liability occurring to Tenant's personal property and tenant improvements and the aforesaid policy or policies shall contain appropriate provisions recognizing this release by Tenant and waiving all rights of subrogation by the insurance carrier. Except for Landlord's negligence or willful misconduct, Tenant hereby indemnifies and holds Landlord harmless from all claims, demands, actions, damages, loss, liabilities, judgments, costs and expenses, including, without limitation, attorneys' fees and costs which are suffered by, recovered from or asserted against Landlord and arise from or in connection with the use or occupancy of the Premises and/or any accident, injury or damage occurring in the Premises. Tenant shall maintain a policy or policies of insurance with the premiums paid in advance issued by and binding upon a solvent insurance company, authorized to transact business in Florida, insuring all personal property of Tenant upon or within the Premises in an amount equal to the full replacement cost of such property. Tenant shall deliver certificates of such insurance to Landlord on or before the Commencement Date, and thereafter from time to time upon request.

         18. Waiver of Subrogation. Landlord and Tenant, to the fullest extent permitted by law, each hereby waive all claims, causes of action and rights of recovery against the other for and hereby release the other from liability for, loss or damage to the extent such loss or damage is insured by valid and collectible insurance in effect at the time of such loss or damage.

         19. Liability and Indemnification. Landlord shall not be liable to Tenant's employees, agents, invitees, licensees, contractors or visitors, or to any other person, for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its agents, servants, or employees or of any other person entering upon the Premises under express or implied invitation by Tenant. Except for Landlord's negligence or willful misconduct, Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorneys' fees, expenses or claims arising out of (i) any such damage or injury, (ii) any and all defaults by Tenant hereunder, or otherwise by reason of or resulting from the use or occupancy of the Premises.

               Except for Tenant's negligence or willful misconduct, Landlord agrees to indemnify and hold harmless Tenant from any loss, attorneys' fees, expenses or claims arising out of Landlord's negligence or willful misconduct.

         20. Quiet Enjoyment. Landlord warrants that it has full right to execute and to perform this Lease and that Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term, subject only to the matters set forth in
Section 21 below. Landlord shall not be responsible for the acts or omissions of any other Tenant, lessee or third party that may interfere with Tenant's use and employment of the Premises.

         21. Landlord's Right Of Entry. With reasonable notice (except in the case of an emergency), Landlord or its authorized agent shall at any and all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service or any other service to be provided by Landlord, to show the Premises to perspective purchasers or tenants (only during the last twelve (12) months of the Term with respect to prospective tenants), and to alter, improve or repair the Premises or any other portion of the Building. Tenant shall make available a representative of Tenant during all periods (except in an emergency) during which Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefore.

         22. Assignment of Sublet. (a) Tenant shall not assign, in whole or in part, this Lease, or allow it to e assigned, in whole or in part, by operation of law or otherwise(including without limitation by transfer of a majority interest in a partnership or a majority interest of stock, merger or dissolution, which transfer of majority interest, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises in whole or in part, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed) and in no event shall any such assignment or sublease release Tenant or any guarantor from any obligation or liability hereunder. The foregoing provision of this Section 22 shall not apply to restrict any transfer of stock whenever Tenant is a corporation the outstanding stock of which is listed on a recognized national stock exchange or the National Association of Securities Dealers National Market System or in connection with an initial public offering or a private placement of stock pursuant to Section 3(a)(11), (4)(2) or regulations D and S of the Securities Act of 1933, as amended. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

               (b) Any assignment or sublease made by Tenant without Landlord's consent when Landlord's consent is required pursuant to the terms of this Lease shall be void, and, at Landlord's option, constitute a default under the terms and conditions of this Lease.

               (c) Consent by Landlord to any assignment, transfer or subletting to any party, shall not be construed as a waiver or a release of Tenant from the terms of any covenant or obligation under this Lease, nor shall its consent to one assignment, transfer or subletting to another person, partnership, firm or corporation.

               (d) In the case of an approved subletting, Landlord shall have the right to any and all sums or economic consideration in excess of the Base Rent and Additional Rent payable hereunder from such subletting reasonably attributable to the sublet portion of the Premises, as and when received. In the case of an assignment of this Lease, Landlord shall have the right to any and all sums or other economic consideration in excess of the Base Rent and Additional Rent reasonably attributable to such assignment of this Lease, as and when received.

               (e) Notwithstanding the above provisions of this Section 22, Tenant shall have the right to sublet or assign all or part of the Premises without the prior consent of Landlord to: (i) any person, corporation, partnership or other entity which shall control, be under the control of, or be under common control with, Tenant and/or (ii) any corporation, partnership or other business entity resulting from the merger, consolidation or other business combination with Tenant to any person or entity that acquires all or substantially all of Tenant's assets as a going concern of the business that is being conducted in the Premises, as long as the assignee or sublessee assumes in full the obligations of Tenant under this Lease, provided, however, that (1) such assignee or subtenant must be a bona fide entity, (2) such assignee's or subtenant's proposed use of the Premises must be consistent with the uses permitted under this Lease, (3) the character, reputation, and business of the proposed assignee or sublessee is consistent with the tenants then in the Building, including Tenant and (4) Tenant shall nonetheless be required to provide the following information, documentation and notice: (aa) the identity of such sublessee or assignee, (bb) the planned use of the Premises and the business to be conducted therefrom, and (cc) reasonable documentation to evidence that the proposed sublessee or assignee shall in fact be an affiliate meeting the qualifications of this Section 22(e). Further, if requested by Landlord, Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord during such fifteen (15) business day period to substantiate Tenant's right to consummate said subleases or assignments as contemplated by this Section 22(e). For purposes of this Section 22, the term "control" shall mean possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of any person or entity, if through the ownership of at least twenty percent (20%) of the voting securities, partnership interests or similar ownership rights. Landlord acknowledges that such information is confidential information and may not be used, disclosed or acted upon for the purpose of insider trading or otherwise in contravention of the Securities Act of 1933, as amended, or the Exchange Act of 1934.

         23. Events of Default. Each of the following shall be deemed to be an Event of Default by Tenant under this Lease: (a) Tenant shall fail to pay any installment of Base Rent and Additional Rent when due or any other amount required pursuant to this Lease within five (5) days after written notice by Landlord to Tenant that such sum is due and unpaid; provided, however, that notwithstanding the foregoing, Landlord shall have no obligation to notify Tenant of the failure to pay any sum due from Tenant under this Lease on more than two (2) occasions during any twelve (12) month period; (b) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than payment of Base Rent, Additional Rent, or any other required amount, and the failure is not cured within thirty (30) days after written notice to Tenant (or if such failure to comply on the part of Tenant would reasonably require more than thirty (30) days to rectify, unless Tenant commences rectification within the thirty (30) day notice period and thereafter promptly, effectively an continuously proceeds with the rectification of the failure to comply on the part of Tenant and, in all events, cures such failure to comply on the part of Tenant no later than sixty (60) after such notice); (c) Tenant shall file a petition for relief or be adjudged bankrupt or insolvent under the Federal Bankruptcy Act, as amended, U.S.C.A. Title 11 (entitled "Bankruptcy") Section 101 et seq., as amended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors and fails to have such receiver or trustee dismissed within ninety (90) days from the date of such appointment; or (d) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and fails to remove such lien by payment, bond or otherwise within twenty (20) business days from receipt of Landlord's notice to remove.

         24. Remedies For Tenant's Default. Upon the occurrence of any event of Default, Landlord may at its option pursue any one or more of the following remedies, and any and all other rights or remedies accruing to Landlord by law or otherwise, without any notice or demand: (a) commence dispossessory proceedings with or without the termination of this Lease; (b) declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums which in Landlord's reasonable determination would become due and payable during the remainder of the Term (including, but not limited to, increases in Rent pursuant to the terms hereof), discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, at Landlord's address as provided herein, provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). Upon making such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants renting the Premises during the Term, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence, less all of Landlord's costs and expenses (including, without limitation, brokerage and attorneys' fees and expenses) incurred in connection with or in any way related to the reletting of the Premises. The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; (c) commence proceedings against Tenant for all amount owed by Tenant to Landlord whether a Base Rent, Additional Rent, damages or otherwise; (d) terminate the Term, in which event Tenant shall immediately surrender the Premises to Landlord and Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of the Term under this subsection or otherwise; (e) with or without terminating this Lease, relet the Premises on behalf of Tenant an receive directly the rent by reason of the reletting in which event Tenant agrees to pay landlord on demand any deficiency that may arise by reason of any reletting of the Premises and to reimburse Landlord upon demand for any expenditures made by it for remodeling or repairing in order to relet the Premises and for all other expenses incurred in connection with such reletting; Landlord shall not be liable for any failure to relet the Premises, in whole or in part, nor for any failure to collect any rent due from any such reletting; rather, Tenant shall remain liable for all Rent and for all such expenses; (f) enter upon and take possession of the Premises, without being liable for prosecution of any claim for damages or for trespass or other tort; (g) do or caused to be done whatever Tenant is obligated to do under the terms of this Lease, in which case Tenant agrees to reimburse Landlord on demand for any and all costs or expenses which Landlord may thereby incur and Tenant agrees that Landlord shall not be liable for any damages resulting to tenant from effecting compliance with Tenant's obligations under this subsection, whether caused by the negligence of Landlord or otherwise; or (h) enforce the performance of Tenant's obligations hereunder by injunction or other equitable relief (which remedy may be exercised upon any breach or default or any threatened breach or default of Tenant's obligations hereunder).

         25. Waiver Of Default Or Remedy. Tenant understands and acknowledges that no assent, express or implied, by Landlord to any breach of any one or more of the terms, covenants or conditions hereof shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or any other term, covenant or condition hereof.

         26. Force Majeure. Landlord and Tenant (except with respect to the payment of Base Rent, Additional Rent or any other monetary obligation under this Lease) shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by a cause or causes beyond the Landlord's or Tenant's (as the case may be) control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be).

         27. Attorney's Fees. In the event of any lawsuit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such lawsuit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action. The prevailing party shall be deemed to be that party who obtains substantially the same relief sought whether by compromise, settlement or judgment.

         28. Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then such holding over shall create a tenancy at sufferance upon the terms and conditions set forth in this Lease; provided, however, that the Base Rent shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as Additional Rent, be equal to one hundred fifty percent (150%) of the Base Rent being paid to Landlord under this Lease immediately prior to such termination (prorated for each day Tenant remains in possession); provided, however, that in the event Landlord has provided Tenant notice of termination and Tenant retains possession the Base Rent shall be two hundred percent (200%) of the Base Rent being paid to Landlord under this Lease immediately prior to such termination (prorated for each day Tenant remains in possession); and there shall be no renewal of this Lease by operation of law. The provisions of this Section 28 shall not constitute a waiver of any right of re-entry as herein set forth or as provided by law; nor shall receipt of any rent or other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants or obligations herein on Tenant's part to be performed.

         29. Rights Of Mortgagees And Others. Tenant accepts this Lease subject and subordinate to the lien or security title of any recorded mortgage, deed of trust or deed to secure debt presently existing or hereafter created upon the Premises and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building or any part thereof, and all amendments, modifications and restatements thereof and all replacements and substitutions therefor. Any provisions of this Lease requiring the approval or consent of Landlord shall not be deemed to have been unreasonably withheld if any mortgagee (which shall include the holder of any mortgage, deed of trust or deed to secure debt) of the Premises or Building or any portion thereof shall refuse or withhold its approval or consent thereto. Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any such mortgagee shall be deemed to have been reasonably imposed by Landlord if made in good faith. Landlord agrees to obtain from the holder of any current or future indebtedness secured by a deed of trust, deed to secure debt or mortgage encumbering the Building such holder's agreement substantially in the form attached hereto as EXHIBIT E and incorporated herein by this reference stating that in the event of foreclosure under such deed of trust, deed to secure debt or mortgage (or deed in lieu thereof), the purchaser or new owner of Building will not disturb Tenant's occupancy or any other rights under the terms of this Lease, and will honor and recognize this Lease, so long as Tenant is not in default under the terms and provisions of this Lease subject to terms and conditions typically contained in such instruments.

         30. Estoppel Certificates. Within ten (10) business days following any written request which a party may make from time to time (but not more often than four (4) times in any calendar year), the other party shall execute, acknowledge and deliver to the requesting party a certificate stating that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications); the amounts and dates to which Base Rent, Additional Rent and other sums payable hereunder have been paid; such other reasonable information pertaining to the Lease as may be requested by Landlord or Tenant, as the case may be; and either that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. Landlord and Tenant intend that any statement delivered pursuant to this Section 30 may be relied upon by the requesting party and any individual or entity named by the requesting party in the request therefor.

         31. Successors And Assigns. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, representatives and assigns, subject, however, to the provisions of Section 23 above. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the Term, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Tenant hereby agrees to be bound and obligated hereunder to the then owner of the Premises as landlord provided the new owner accepts the obligations of landlord hereunder.

         32. Notice. (a) Except for legal process, which may also be served as by law provided or as provided below, all notices required or desired so be given with respect to this Lease shall be in writing and shall be deemed to be given to and received by the party intended to receive such notice when delivered by overnight courier, hand delivered or three (3) days after such notice shall have been deposited, postage prepaid, in the United States mail, certified, return receipt requested, properly addressed to the addresses specified below. In the event of a change of address by either party, such party shall give written notice thereof in accordance with the foregoing.

         Landlord's Address for Notices:         Tenant's Address for Notices:
         -------------------------------         ----------------------------
         Fairfax Boca 92, L.P.                   Visual Edge Systems Inc.
         c/o Flagship Group, Inc.                901 Yamato Road, Suite 175
         2300 Windy Ridge Parkway, Suite 50      Boca Raton, Florida  33431
         Atlanta, GA  30339-5671                 Attention:  Tom Peters
         Attention:  T. Gordy Germany

         33. Brokerage Claims. Tenant and Landlord hereby warrant and represent to the other that Tenant or Landlord, as the case may be, has not dealt with any broker, agent or finder in connection with this Agreement other than Cushman & Wakefield of Florida, Inc. Both Landlord and Tenant covenant and agree to hold each other harmless from and against any and all loss, liability, damage, claim, judgment, cost or expense (including but not limited to attorneys' fees and expenses and court costs) that may be incurred or suffered by the other party because of any claim for any fee, commission or similar compensation with respect to this Agreement, made by any other broker, agent or finder claiming to have dealt with such party, whether or not such claim is meritorious. Landlord agrees to pay Cushman & Wakefield of Florida, Inc. pursuant to a separate agreement.

         34. Signs. Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction (hereinafter collectively called "Signs") on the exterior of the Premises, the common areas of the Building, the interior surface of glass or any other location which could be visible from outside of the Premises without first securing written consent from Landlord therefore. Any Sign permitted by Landlord shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions and protective covenants applicable thereto. Tenant shall remove all Signs at the expiration or other termination of this Lease, at Tenant's sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Tenant's Signs.

         35. Entire Agreement, Amendment and Limitation of Warranties. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR THE EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. IT IS LIKEWISE AGREED THAT THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LANDLORD AND TENANT.

         36. Limitation Of Liability. Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building, as such interest is constituted from time to time, and neither Landlord nor any officer, director, shareholder or partner or Landlord, or of any partner of Landlord, shall have any personal liability whatsoever with respect to this Lease.

         37. Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

         38. Corporate Authority. (a) If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby represent and warrant that Tenant is a duly organized an validly existing corporation, that Tenant is qualified to do business in the State in which the Building is located, that Tenant has full right, power, and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so and Tenant shall provide Landlord evidence reasonably acceptable to Landlord of such authority. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Tenant confirming the foregoing representations and warranties.

         39. Miscellaneous. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any provision hereof. If any provision of this Lease shall ever be held to be invalid or unenforceable in any circumstance or as to any person, such invalidity or unenforceability shall not effect such provision in any other circumstance or as to any other person or any other provision of this Lease. This Lease, or any portion hereof, shall not be recorded unless both parties hereto agreed to the recording.

         40. Governing Law. This Lease shall be governed and construed in accordance with the laws of the State in which the Building is located.

         41. Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

         42. Radon Disclosure. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over a time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the County Public Health Unit.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Lease under seal as of the day and year first above written.

                                       LANDLORD:

                                       FAIRFAX BOCA 92, L.P.,
                                       a Georgia limited partnership

                                       By: Fairfax Properties, Inc
                                           Its duly authorized general partner

             Witness:  /s/ Illegible        By:  /s/ Illegible
                     ------------------       ---------------------------------
                                           Its:      Illegible
                                               --------------------------------

                                       TENANT:

                                       VISUAL EDGE SYSTEMS INC.

             Witness:  /s/ Tom Peters       By:  /s/ Illegible
                     ------------------       ---------------------------------
                                           Its:      CEO
                                               --------------------------------



                                       [CORPORATE SEAL]

                                   EXHIBIT "A"

                               (diagram provided)

                                   EXHIBIT "B"

                          [LEGAL DESCRIPTION OF LAND]

              _______________ IN FLOOD PLAN A6, ELEV. 11 (2/1/79),
           _________ FLOOD INSURANCE MAP, PALM BEACH COUNTY, FLORIDA,
     ___________ PANEL NUMBER 1,20192 0220 B, MAP REVISED OCTOBER 15, 1962


DESCRIPTION:  Parcel "B" of North Forty

A parcel of land lying and being in Sections 1 and 12, Township 47 South; Range 42 East and Sections 6 and 7, Township 47 South, Range 43 East, Palm Beach County, Florida, described as follows:

Commence at the Northeast corner of said Section 12; thence South 00(degree)29'15" West, along the East line of said Section 12, a distance of
80.01 feet to the North right-of-way line of N.W. 51st Street and the Point of Beginning of this description; thence North 86(degree)35'00" West, along a line
80.00 feet South of, and parallel with, as measured at right angles to the North line of said Section 12, a distance of 453.93 feet; thence North 00(degree)24'40" East, a distance of 149.73 feet; thence North 89(degree)35'20" West, a distance of 4.27 feet;; thence North 00(degree)24'40" East, a distance of 69.93 feet; thence North 89(degree)35'20" West, a distance of 2.46 feet; thence North 00(degree)24'40" East, a distance of 578.59 feet; thence South 89(degree)35'20" East, a distance of 14.51 feet; thence North 00(degree)24'40" West, a distance of 13.99 feet; thence South 88(degree)35'00" East, a distance of 504.73 feet to the East line said Section 1, thence continue South 88(degree)35'00" East, a distance of 57.50 feet; thence South 00(degree)29'15" West, parallel with the East line of said Section 1, a distance of 250.00 feet; thence South 88(degree)35'00" East, a distance of 20.00 feet; thence South 00(degree)29'15" West, a distance of 436.82 feet to a line 45.00 feet North of and parallel with the South line of said Section 6; thence South 89(degree)42'30" East, along said parallel line, a distance of 40.00 feet; thence South 00(degree)29'15" West, a distance 45.00 feet to the South line of said Section 6; thence continue South 00(degree)29'15" West, a distance of 80.00 feet to a line 80.00 feet South of and parallel with the South line of said
Section 6, said point being further described as being the North right-of-way line of N.W. 51st Street; thence North 89(degree)42'30" West, along said parallel line, a distance of 117.50 feet to the said Point of Beginning of this description.



said lands situate, lying and being in Palm Beach County, Florida.

Containing 10.03 acres, more or less.

                         S=SET R/W=RIGHT-OF-WAY       M=MEASURED
                         R=RADIUS        (F)=FOUND    P = PLAT
                         C=CALCULATED          PP=POWER POLE
                         N/T=NAIL & TAB        UE=UTILITY EASEMENT
                         O/S=OFFSET      LME=LAKE MAINTENANCE EASEMENT
                         A/C=AIR CONDITIONING PAD     TOB-TOP OF BANK
                         FT=FEET         DEFAULT=DRAINAGE EASEMENT
                         C&G=CURB & GUTTER            CL=CENTERLINE







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




                                   EXHIBIT "C"



Cleaning service for the North 40 includes:

                                Daily Operations

Lobby:-


1.       Dust mop floors. Damp mop hard surface floors.

2. Spot clean interior glass partitions, doors, frames, light switches, baseboards, et. Wash entrance glass on both sides.

3. Dust all partitions, doors, door frame surfaces and all horizontal surfaces.

4.       Wash exterior surfaces of all trash containers.

5.       Empty and damp wipe ashtrays.


Corridors, Elevators and Stairwells -


1.       Empty and damp wipe ashtrays.

2. Dust to hand height all horizontal surfaces of ledges, sills, ventilating louvers, frames, etc.

3.       Clean and sanitize all drinking fountains.

4.       Empty waste containers.

5.       Vacuum all carpeted areas.

6.       Spot wash wall an exterior surfaces of elevator doors.

7.       Sweep and remove leaves from atrium floors.

8.       Dust grab rails.

9.       Sweep and wash steps and landings, as necessary.

General Office Area:


1. Empty all waste baskets in offices and replace basket liners as required.

2.       Dust and spot clean all countertops.

3. Dust all horizontal surfaces of desks, chairs, tables and office equipment.

4.       Dust all exposed filing cabinets, bookcases and shelves.




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




Cleaning Service for The North 40


General Office Area: - (continued)


5. Dust to hand height all horizontal surfaces of equipment, ledges, sills, shelves, frames partitions, etc.

6.       Dust all telephones.

7.       Vacuum clean all exposed carpeting.

8.       Dust mop or sweep all non-carpeted floors.

9. Spot wash walls, glass surfaces, doors, frames, light switches, baseboards, desk tops, and countertops.


Rest Rooms: -


1. Clean and disinfect all fixtures, toilets, urinals and partitions. Mop floors and clean mirrors. Stock all dispensers.

2.       Empty and damp wipe ashtrays.

Work Hours: -


All cleaning shall be performed on a five (5) day week, Monday through Friday, between 6:30 P.M. and 11:00 P.M.

Additional Work Requested by Tenant: -


Any additional work requested by tenants can be per an agreed additional charge and can be paid for by management or the requesting tenant.

Insurance: -


Any company performing janitorial services in The North 40 will maintain worker's compensation and contractor's liability insurance.

Quarterly or as required: -


o        Wash windows interior and exterior

o        Clean all mechanical, equipment rooms, plumbing pipes in stairwells

o        Dust blinds and clean any finger prints

o        Clean all light fixtures, fire equipment boxes and exit lights

o        Spot clean all carpet, including traffic areas






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                                   EXHIBIT "D"

                             [RULES AND REGULATIONS]

To ensure minimizing of inconvenience to tenants and to maintain the interior space in a condition comparable to other first class space in the Boca Raton, Florida market area, the following Building regulations are provided and are applicable to Tenant except as otherwise specifically addressed in the Lease:

         1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenant, or used by Tenant for any purpose other than chose in ingress and egress. The floors, skylights and windows that reflect or admit light into any place in said Building, shall not be covered or obstructed by Tenant subject to Tenant's right to install window coverings such as blinds. The water closets and other water apparatus, shall not be used for any other purpose than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein.

         2. No advertisement, sign, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said Building, except upon the interior doors and windows permitted by Landlord, which signs, etc., shall be of such order, size an style and at such places as shall be designated by Landlord. Exterior signs on doors will be provided for Tenant by Landlord, the cost of such signage to be charged to and paid for by Tenant.

         3. Nothing shall be thrown by Tenant, its clerks, or servants out of the windows or doors or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at anytime.

         4. Tenant shall not employ any persons other than the janitors of Landlord or others reasonably approved by Landlord (who will be provided with pass-keys into the offices) for the purposes of cleaning or taking charge of said Premises. It is understood and agreed that the Landlord shall not be responsible to Tenant for any loss of property from the Premises, however occurring or for any damage done to the furniture or other effects of Tenant by the janitor or any of its employees, provided, however, that the Landlord shall use its good faith reasonable efforts to employ service companies for providing such janitorial services which maintain quality controls for personnel employed.

         5. No animals (except service animals), birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building.

         6. No painting shall be done, nor shall any alteration be made to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall nay connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord or its Agent. All glass, locks and trimmings in or upon the doors and windows of the building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, or its Agent, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the

Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noisome, noxious, noisy, of offensive business.

         7. Tenant shall not (without Landlords' prior written consent) put up or operate any steam engine, boiler, machinery or stove upon the Premises, or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the Premises oil, burning fluids, carophene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into the Premises. No offensive gases or liquids will be permitted.

         8. Landlord will post on the directory of its Building, if any, at no charge to Tenant, names of the executives of Tenant, such executives to be designated by Tenant. All additional names which Tenant shall desire put upon said directory must be first consented to by Landlord, and if so approved, a charge will be made for such additional listing ad prescribed by Landlord to be paid to Landlord by Tenant.

         9. The Landlord, and its agents, shall have the right to enter the Premises at al reasonable hours for the purpose of making any repairs, alterations, or additions which is shall deem necessary for the safety, preservation, or improvement of said Building, and the Landlord shall be allowed to take all material into and upon such Premises that may be required to make such repairs, improvements, and additions, or any alteration for the benefit of the Tenant without in any way being deemed or held guilty of an eviction of Tenant; and the rent reserved shall in no wise abate while said repairs, alterations or additions are being made; and Tenant shall not be entitled to maintain a set-off or counterclaim for damage against Landlord by reason of loss or interruption to the business of Tenant because of the prosecution of any such work. All such repairs, decorations, additions and improvements shall be done during ordinary business hours or, if any such work is not the request of the Tenant to be done during any other hours, Tenant shall pay for all overtime costs.

         10. Tenant shall instruct its mover to contact the Building manager two
(2) working days prior to truck arrival for coordination of move in and/or large furniture/equipment deliveries. Such moves will normally be made after 6:00 p.m. Friday and prior to 8:00 a.m. Monday. Tenant shall be responsible for any damage to Building interior including, but not limited to floors and carpet. A Landlord representatives will be present for all such moves.

         11. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of good order therein.







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